EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 134 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated September 27, 2017, appearing in Post-Effective Amendment No. 132 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 27, 2017.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

November 27, 2017